For Immediate Release

Contact:                 Investor Relations
Owens Realty Mortgage, Inc.
www.owensmortgage.com
(925) 239-7001
Owens Realty Mortgage, Inc. Reports Second Quarter 2018 Financial Results

WALNUT CREEK, CA. – August 8, 2018 – Owens Realty Mortgage, Inc. (the "Company") (NYSE American: ORM) today reported financial results for the second quarter ended June 30, 2018.

Second Quarter 2018 Financial Highlights
•	Net income of $2,342,688, or $0.26 per fully-diluted common share
•	Book value of $22.32 per common share at June 30, 2018 as compared to $22.10 per common share at December 31, 2017
•	Declared a quarterly dividend of $0.20 per share of common stock

Second Quarter 2018 Operational Highlights
•
Originated five new loans in the quarter totaling $28,772,000 (note amount), received full or partial payoffs on seven loans totaling $19,797,000 and extended the maturity dates of two loans with principal balances aggregating $2,450,000

•	Average balance of performing loans for the three months ended June 30, 2018 as compared to the three months ended June 30, 2017 increased by approximately 9%
•	Sold five real estate properties (including two condominium units at Zalanta) for net proceeds totaling $3,745,000 (including a $570,000 note receivable) and net gain totaling $957,000
•	Repurchased 325,407 shares of Common Stock pursuant to the 2018 Repurchase Plan, at a total cost of approximately $5,293,000 (including commissions) and an average cost of $16.27 per share

Subsequent Events
•
Repurchased an additional 128,367 shares of Common Stock in July 2018 pursuant to the 2018 Repurchase Plan, at a total cost of approximately $2,174,000 (including commissions) and an average cost of $16.94 per share

•	In July 2018, the Company sold one of three improved residential lots located in Coeur D'Alene, Idaho for net sales proceeds of approximately $392,000 and gain of approximately $304,000

"During the second quarter, we continued to execute against our strategic plan and took a number of important steps in support of our efforts to deliver a consistent, competitive risk-adjusted return to stockholders. As a result of our continued loan portfolio growth, the Company increased its total revenues by $479,000, or 12.4%, from the same period last year. In addition, primarily due to our changes to the Management Fee and the elimination of the Servicing Fee and salary-related expense reimbursements, the Company was able to reduce its total expenses by $1,186,000, or 28.5%, from the same period in the prior year. Combined, these changes contributed to an increase in operating income of $1,665,000."
"The Company recently completed its annual meeting of shareholders, which included a contested election of directors.  Partially due to this process and the Board's addition of three additional, independent directors, the Board has increased its diversity and shareholder representation.  The Board is now made up of eight directors, six of which are independent, one of which is a direct representative of a shareholder and two of which were recommended for consideration as director candidates by the Company's largest shareholder at the request of the Board. In addition, the Chairman of the Board is now independent," said Bryan Draper, the Company's CEO.

Summary of Second Quarter 2018 Financial Results
The Company reported net income of $2,342,688, or $0.26 per fully-diluted common share, for the quarter ended June 30, 2018 as compared to net income of $12,755,947, or $1.24 per fully-diluted common share, for the quarter ended June 30, 2017. The decrease was primarily a result of the following:

•
A decrease in gain on sales of real estate of $12,920,000 during the three months ended June 30, 2018, as compared to the corresponding period in 2017, as a result of the sales of two real estate properties during the three months ended June 30, 2017, resulting in gain on sales of real estate totaling $13,878,000 (the largest of which was gain on the sale of the TSV land of approximately $13,211,000). We sold five properties (including two condominium units at ZRV) during the three months ended June 30, 2018, resulting in gain on sales of real estate totaling $957,000.

•
An increase in interest expense of $225,000 during the three months ended June 30, 2018, as compared to the corresponding period in 2017, due primarily to increased interest expense on the ZRV construction loan as construction was completed in mid-2017 and capitalization of interest was discontinued and also due to higher balances outstanding and a higher average interest rate on the CB&T line of credit during 2018.

These items that decreased net income during the three months ended June 30, 2018 were partially offset by the following:

•
An increase in interest and related income from loans of $445,000 for the three months ended June 30, 2018, as compared to the corresponding period in 2017, primarily due to an increase in the average balance of performing loans between the three months ended June 30, 2018 and 2017 of approximately 9% and due to discount and loan fee amortization on certain loans during 2018.

•
A decrease in management fees of $276,000 and servicing fees of $92,000 for the three months ended June 30, 2018, as compared to the corresponding period in 2017, due to the Amendment to the Management Agreement, effective April 1, 2018, that permanently changed the management fee calculation to a calculation based on stockholders' equity, eliminated servicing fees paid to the Manager and made additional changes to the compensation of the Manager. Management fees for the three months ended June 30, 2018 were approximately $398,000 lower than the fees that would have been payable to the Manager using the prior management fee calculation that was based on loan balances.

•
A decrease in general and administrative expense of $155,000 for the three months ended June 30, 2018, as compared to the corresponding period in 2017, due primarily to the elimination of the salary related expense reimbursements to the Manager beginning April 1, 2018 pursuant to the Amendment to the Management Agreement and also due to lower legal costs incurred by the Company as certain legal costs were covered by the Company's applicable insurance policy during the three months ended June 30, 2018, as compared to the corresponding period in 2017.

•
A decrease in depreciation and amortization of $98,000 for the three months ended June 30, 2018, as compared to the corresponding period in 2017, due to the sale of certain properties during 2017 and 2018 and the discontinuation of depreciation on certain properties that were moved to Held for Sale in 2017.

•
A decrease in impairment losses on real estate properties of $282,000 during the three months ended June 30, 2018, as compared to the corresponding period in 2017, due to a loss recorded on the marina property located in Bethel Island, California when it was listed for sale during 2017. We recorded no impairment losses during 2018.

•
An increase in income tax benefit (from income tax expense) of $842,000 for the three months ended June 30, 2018, as compared to the corresponding period in 2017, as a result of a larger increase in the valuation allowance recorded against deferred tax assets in 2017, due to higher construction costs and lower expected gains from the sales of the Zalanta assets in the future.

•
An increase in rental and other income from real estate properties net of expenses on such properties of $517,000 for the three months ended June 30, 2018 (from loss of $256,000 during the three months ended June 30, 2017 to income of $261,000 during the three months ended June 30, 2018) due primarily to the sale of certain properties with operating losses in 2017 and 2018.

We believe, from period to period in the near term, there could be fluctuations in earnings and net income resulting from the lag time between the sale of our real estate assets and deployment of the proceeds into new loan investments.

Quarter End Loan Portfolio Summary
The following tables set forth certain information regarding the Company's loan portfolio at June 30, 2018 and December 31, 2017.

	June 30, 2018	December 31, 2017
By Property Type:
Commercial	$151,874,720	$127,873,281
Residential	12,112,703	13,170,795
Land	5,052,950	5,127,574
	$169,040,373	$146,171,650
By Position:
Senior loans	$165,651,572	$142,782,492
Junior loans	3,388,801	3,389,158
	$169,040,373	$146,171,650

The types of property securing the Company's commercial real estate loans are as follows:

	June 30, 2018	December 31, 2017
Commercial Real Estate Loans:
Office	$26,052,765	$29,480,103
Retail	53,732,496	32,329,395
Storage	5,680,121	15,807,016
Apartment	28,361,685	24,582,181
Hotel	8,985,000	11,777,351
Parking garage	8,307,619	—
Industrial	4,039,250	2,690,000
Warehouse	3,000,000	3,000,000
Marina	3,580,000	3,580,000
Assisted care	7,097,113	1,650,000
Golf course	1,274,287	1,212,851
Restaurant	1,764,384	1,764,384
	$151,874,720	$127,873,281

Loans by geographic location:

	June 30, 2018		December 31, 2017
	Balance	Percentage	Balance	Percentage
California	$115,453,446	68.30%	$110,884,117	75.86%
Arizona	—	—%	815,890	0.56%
Colorado	7,610,428	4.50%	4,380,616	3.00%
Hawaii	1,441,614	0.85%	1,450,000	0.99%
Illinois	1,364,384	0.81%	1,364,384	0.93%
Indiana	1,460,298	0.86%	388,793	0.27%
Michigan	8,985,000	5.32%	10,714,764	7.33%
Nevada	8,820,725	5.22%	1,653,107	1.13%
Ohio	—	—%	3,755,000	2.57%
Pennsylvania	5,447,113	3.22%	—	—%
Texas	16,275,792	9.63%	6,625,000	4.53%
Washington	—	—%	3,159,460	2.16%
Wisconsin	2,181,573	1.29%	980,519	0.67%
	$169,040,373	100.00%	$146,171,650	100.00%

Quarter End Real Estate Property Portfolio

The following tables set forth certain information regarding the Company's real estate portfolio at June 30, 2018 and December 31, 2017.

Real Estate Held for Sale:

	June 30, 2018	December 31, 2017
Residential	$20,722,140	$24,627,710
Land	9,847,107	14,389,620
Retail	7,670,204	7,632,893
Golf course	1,999,449	1,999,449
Marina	2,207,675	2,207,675
Office	2,468,007	—
Assisted care	—	5,253,125
	$44,914,582	$56,110,472

Real Estate Held for Investment:

	June 30, 2018	December 31, 2017
Retail	$16,309,334	$16,623,238
Land	6,561,023	2,018,068
Residential	—	2,356,995
Office	—	3,357,352
	$22,870,357	$24,355,653

Conference Call
The Company will host a conference call to discuss the results on Thursday, August 9, 2018, at 10:00 a.m. PT / 1:00 p.m. ET.

To participate in the call, please dial (844) 850-0545 (United States) or (412) 317-5202 (International) and request the Owens Realty Mortgage call. A live webcast of the call will also be available on the Company's website at www.owensmortgage.com.  Please allow 10 minutes prior to the call to visit this site to download and install any necessary audio software.

An archive of the webcast will be available approximately one hour after completion of the live event and will be accessible on the Investor Relations section of the Company's website at www.owensmortgage.com until September 9, 2018.  To access the replay, dial (877) 344-7529 (United States) or (412) 317-0088 (International) and enter code: 10122841.

About Owens Realty Mortgage, Inc.
Owens Realty Mortgage, Inc., a Maryland corporation, is a specialty finance mortgage company organized to qualify as a real estate investment trust that focuses on the origination, investment, and management of small balance and middle-market commercial real estate loans. We provide customized, short-term acquisition and transition capital to commercial real estate investors that require speed and flexibility. Our primary objective is to provide investors with attractive current income and long-term shareholder value. Owens Realty Mortgage, Inc., is headquartered in Walnut Creek, California, and is externally managed and advised by Owens Financial Group, Inc.

Additional information can be found on the Company's website at www.owensmortgage.com.

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements about Owens Realty Mortgage Inc.'s plans, strategies, prospects, and anticipated events, including the maximum borrowings available under its credit facilities, anticipated construction progress and completion, potential leasing activities, repositioning and possible sale of real estate assets and anticipated benefits of the Amendment to the Management Agreement, are based on current information, estimates, and projections; they are subject to, risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "target," "assume," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believe," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these, and other risk factors is contained in the Company's most recent filings with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements concerning the Company or matters attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Selected Financial Data:

OWENS REALTY MORTGAGE, INC.
Consolidated Balance Sheets
(UNAUDITED)

	June 30,	December 31,
	2018	2017
ASSETS
Cash, cash equivalents and restricted cash	$5,606,546	$5,670,816
Loans, net of allowance for losses of $1,751,700 in 2018 and $1,827,806 in 2017	167,288,673	144,343,844
Interest and other receivables	1,279,875	2,430,457
Other assets, net of accumulated depreciation and amortization of $333,681 in 2018 and $309,686 in 2017	544,732	725,341
Deferred financing costs, net of accumulated amortization of $292,099 in 2018 and $265,276 in 2017	—	26,823
Deferred tax assets, net	3,041,512	3,207,322
Investment in limited liability company	2,140,444	2,140,545
Real estate held for sale	44,914,582	56,110,472
Real estate held for investment, net of accumulated depreciation of $2,358,186 in 2018 and $3,316,753 in 2017	22,870,357	24,355,653
Total assets	$247,686,721	$239,011,273
LIABILITIES AND EQUITY
LIABILITIES:
Dividends payable	$1,746,713	$1,572,047
Due to Manager	236,934	277,671
Accounts payable and accrued liabilities	1,201,459	1,390,329
Deferred gains on sales of real estate	—	302,895
Forward contract liability – share repurchase	—	2,731,171
Lines of credit payable	29,612,700	1,555,000
Notes and loans payable on real estate	19,951,868	30,192,433
Total liabilities	52,749,674	38,021,546
Commitments and Contingencies (Note 14)
EQUITY:
Stockholders' equity:
Preferred stock, $.01 par value per share, 5,000,000 shares authorized, no shares issued and outstanding at June 30, 2018 and December 31, 2017	—	—
Common stock, $.01 par value per share, 50,000,000 shares authorized, 11,198,119 shares issued, 8,733,564 and 9,095,454 shares outstanding at June 30, 2018 and December 31, 2017	111,981	111,981
Additional paid-in capital	182,437,522	182,437,522
Treasury stock, at cost – 2,464,555 and 2,102,665 shares at June 30, 2018 and December 31, 2017	(37,490,700)	(31,655,119)
Retained earnings	49,878,244	50,095,343
Total stockholders' equity	194,937,047	200,989,727
Total liabilities and equity	$247,686,721	$239,011,273

OWENS REALTY MORTGAGE, INC.
Consolidated Statements of Income
 (UNAUDITED)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Revenues:
Interest and related income from loans	$3,086,829	$2,641,363	$5,976,397	$5,188,405
Rental and other income from real estate properties	1,210,152	1,179,835	2,280,388	2,126,206
Other income	49,063	46,092	81,179	90,084
Total revenues	4,346,044	3,867,290	8,337,964	7,404,695
Expenses:
Management fees to Manager	730,353	1,006,680	1,467,715	1,954,194
Servicing fees to Manager	—	91,516	95,143	177,654
General and administrative expense	390,738	545,872	919,934	1,029,686
Rental and other expenses on real estate properties	949,579	1,436,001	2,408,751	2,639,320
Depreciation and amortization	206,128	303,782	423,199	613,742
Interest expense	586,799	362,174	1,122,705	648,975
Provision for loan losses	114,633	137,244	34,368	175,280
Impairment losses on real estate properties	—	281,626	—	281,626
Total expenses	2,978,230	4,164,895	6,471,815	7,520,477
Operating income (loss)	1,367,814	(297,605)	1,866,149	(115,782)
Gain on sales of real estate, net	957,239	13,877,715	1,111,815	13,877,534
Income before income taxes	2,325,053	13,580,110	2,977,964	13,761,752
Income tax benefit (expense)	17,635	(824,163)	(165,810)	(814,127)
Net income	$2,342,688	$12,755,947	$2,812,154	$12,947,625

Per common share data:
Basic and diluted earnings per common share	$0.26	$1.24	$0.31	$1.26
Basic and diluted weighted average number of common shares outstanding	8,922,280	10,247,477	9,005,314	10,247,477
Dividends declared per share of common stock	$0.20	$0.10	$0.36	$0.18

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